UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada	000-54389	20-4118216
(State or other jurisdiction of Incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

9401 Wilshire Boulevard #608
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2014, Richard Staves resigned from his position as interim Chief Financial Officer of Genius Brands International, Inc. (the “Company”). Mr. Staves did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company's operations, policies or practices.

On October 24, 2014, the Company’s Board of Directors appointed Rebecca Hershinger as Chief Financial Officer of the Company.

Rebecca D. Hershinger, 41, has been a principal of CFO Advisory Services Inc., an accounting and business advisory services firm since 2012. Prior to this position, Ms. Hershinger was Chief Financial Officer and Vice President, Finance & Corporate Development for SpectrumDNA, Inc. a social media marketing and application development company from 2008 to 2012. Hershinger was an independent financial consultant in San Francisco between 2007 and 2008. Ms. Hershinger was employed by Metro-Goldwyn-Mayer, Inc. in Los Angeles, California from 1999 to 2005, holding various positions ultimately rising to the level of Vice President, Finance & Corporate Development. Between 1995 and 1998, Ms. Hershinger worked as an analyst for JP Morgan Chase & Co in Los Angeles and New York. Ms. Hershinger received her Bachelor of Science in Business Administration from Georgetown University, McDonough School of Business, in Washington, D.C. and a Master of Business Administration (MBA) from The Wharton School, University of Pennsylvania. She also completed studies at the International Finance & Comparative Business Policy Program at Oxford University in Oxford, England.

Ms. Hershinger is serving as the Company’s Chief Financial pursuant to the terms of a Letter Agreement, dated as of October 24, 2014, pursuant to which Ms. Hershinger shall be paid an aggregate of $55,000 for her services for eight months, plus reimbursement of certain out of pocket expenses and additional payments based on an hourly rate in the event Ms. Hershinger performs services for the Company outside the scope of her engagement.

CFO Advisory Services, Inc. has served as a financial consultant to the Company since March 17, 2014 in consideration for which the Company has paid $60,875.

Ms. Hershinger has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Ms. Hershinger and any other person pursuant to which she was appointed Chief Financial Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Agreement between Genius Brands International, Inc. and Rebecca Hershinger dated October 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: October 28, 2014	By:	/s/ Andrew Heyward
Name: Andrew Heyward Title: Chief Executive Officer